Jennison Sector Funds, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


        							January 26, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                              Re: Jennison Sector Funds, Inc.
                               File No. 811-03175


Ladies and Gentlemen:

Enclosed please find the Annual Report on Form N-SAR for Jennison Sector Funds, Inc. for the fiscal year ended November 30, 2004. The Form N-SAR was filed using the EDGAR system.

						Very truly yours,
						/s/ Deborah A. Docs
						Deborah A. Docs
						Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of January 2005.







Jennison Sector Funds, Inc.





Witness: /s/ Deborah A. Docs		By:/s/ Grace C. Torres
           Deborah A. Docs    	  	Grace C. Torres
           Assistant Secretary		            Treasurer





























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